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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated February 26, 1999, on the financial statements of Britt Rice Electric, Inc. included in this Form 8-K, into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447, 333-45449 and 333-91041) and previously filed Post
Effective Amendment No. 5 to Form S-1 on Form S-4 (File No. 333-50031).


DULOCK AND COMPANY, P.C.
WACO, Texas
December 14, 1999